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EXHIBIT 23.1:  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Paychex, Inc. of our reports dated July 13, 2006 with respect to the consolidated financial statements of Paychex, Inc., Paychex, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Paychex, Inc., included in this Annual Report (Form 10-K) for the year ended May 31, 2006.

Form     Registration Statement No.               Description
----     --------------------------               -----------
S-8      No. 33-64389                    1995 Stock Incentive Plan
S-8      No. 333-65191                   1998 Stock Incentive Plan
S-8      No. 333-84055                   401(k) Incentive Retirement Plan
S-8      No. 333-101074                  2002 Stock Incentive Plan
S-8      No. 333-129571                  Non-Qualified Stock Option Agreement
S-8      No. 333-129572                  2002 Stock Incentive Plan, as amended
                                         and restated


                                         /s/ Ernst & Young LLP

Cleveland, Ohio
July 17, 2006